Exhibit 10.1

FIRST AMENDMENT TO PRIORITY DISTRIBUTION AGREEMENT

THIS FIRST AMENDMENT TO PRIORITY DISTRIBUTION AGREEMENT (the "First Amendment") is made as of this 31st day of December, 2014 by and between MOHEGAN TRIBAL GAMING AUTHORITY (the "Authority"), and MOHEGAN TRIBE OF INDIANS OF CONNECTICUT (the "Tribe") (each a "Party", and collectively the "Parties").

RECITALS:

The Authority and the Tribe entered into a Priority Distribution Agreement dated as of August 1, 2001 (the “Original Agreement”), to evidence the Authority’s obligation to make to the Tribe, and the Tribe’s right to receive from the Authority, Priority Distributions, as described and defined herein.

The Authority and the Tribe desire to amend the Original Agreement to, among other things, increase the amount of the Priority Distributions, payment of which are evidenced by the Original Agreement, effective as to the monthly Priority Distributions due from and after the Payment Date in March 2015.

This First Amendment is permitted under Sections 5.09(i)(iii), 5.09(i)(iv) or 5.09(i)(v) of the Indenture (as such term is defined below).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.    The Original Agreement is hereby amended by deleting the fourth, fifth and sixth paragraphs under the heading “RECITALS” therein and substituting in lieu thereof the following paragraph:

The Authority has been making Priority Distributions to the Tribe pursuant to and in accordance with the provisions of the Authority Loan Documents, the Authority intends to continue making such Priority Distributions to the Tribe in accordance therewith, and the Authority wishes to memorialize such intention herein for the reason, among others, of enabling the Tribe to finance governmental improvements that will be of general benefit to tribal members as well as other lawful functions of the Tribe.

2.    Section 5 of the Original Agreement is hereby amended to read as follows:

5.    NOTICES

Except as otherwise specifically provided herein, any notice from one Party to the other shall be given in writing and shall be deemed to be given (1) as of three days after the date the same is enclosed in a sealed envelope, addressed to the other by certified first class mail, postage prepaid, and deposited in the United States Mail or (2) as of the date transmitted by telecopier and received in full prior to the close of normal business hours of the recipient, (3) the day after the date sent by overnight courier or other means of next day personal delivery, or (4) the date of delivery by hand. For the purposes of this Section 5, such notices shall be mailed to the following respective addresses or the following respective facsimile numbers or to such others as may be hereafter designated by either Party:

If to the Authority:        Mohegan Tribal Gaming Authority
1 Mohegan Sun Boulevard
Uncasville, CT 06382
Attention: Management Board Chairman
Facsimile No.: (860) 862-6153

If to the Tribe:        The Mohegan Tribe of Indians of    Connecticut
13 Crow Hill Road
Uncasville, CT 06382
Attention: Chairman
Facsimile No.: (860) 862-6153

with a copy to:        The Mohegan Tribe of Indians of Connecticut
13 Crow Hill Road
Uncasville, CT 06382
Attention: Attorney General
Facsimile No.: (860) 862-6153

2.    SCHEDULE A to the Original Agreement is hereby amended by deleting the definitions of “Bonds,” “Senior Notes” and “Resort” therein and by amending the definitions of the following terms to read as set forth below:

“Annual Priority Distribution Amount" for a Calendar Year equals $40,000,000, such amount being the least amount the Authority is permitted to distribute to the Tribe as Priority Distributions under the Authority Loan Documents.

"Authority Loan Documents" mean the (i) Loan Agreement dated as of November 19, 2013 among the Authority, as borrower, the Tribe for the limited purposes set forth therein, RBS Citizens, N.A., as Administrative Agent and L/C Issuer, and the other lenders and parties thereto, (ii) Indenture dated as of August 15, 2013 by and among the Authority, as issuer, the Tribe for the limited purposes set forth therein, and U.S. Bank National Association, as Trustee, (iii) the Indenture dated as of March 6, 2012 by and among the Authority, as issuer, the Tribe for the limited purposes set forth therein, and U.S. Bank National Association, as

Trustee, and (iv) any amendments, restatements, modifications, renewals, refunding, replacements or refinancing thereof in whole or in part from time to time.

"Bonds" mean the Tribe’s revenue bonds and notes issued pursuant to the Indenture and such additional bonds and notes issued pursuant thereto, and the term “Bondholders” shall mean the holders or beneficial holders of any interest in any of the Bonds.

“Indenture” means the Indenture of Trust dated August 1, 2001, as supplemented by the First Supplemental Indenture of Trust dated September 1, 2001, the Second Supplemental Indenture of Trust dated December 1, 2003, and the Third Supplemental Indenture of Trust dated August 16, 2010, in each case between the Tribe and the Trustee, as the same may hereafter be further supplemented or amended.

“Trustee” means U.S. Bank National Association, as Trustee, or, as applicable, any predecessor, and any successor trustee appointed pursuant to the Indenture.

3.    Except as amended by this First Amendment, the Original Agreement remains in full force and effect, which each of the parties hereto hereby acknowledges and affirms. This First Amendment shall be governed by the law set forth in Section 11 of the Original Agreement. On and after the date of this First Amendment, all references in the Original Agreement to the “Agreement” shall refer to the Original Agreement as amended by this First Amendment. Sections 15 and 16 of the Original Agreement are hereby incorporated by reference, mutatis mutandis. This First Amendment may be executed in two counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF, the undersigned have consented and caused this First Amendment to be executed as of the date first indicated above.

MOHEGAN TRIBAL GAMING AUTHORITY

By: /S/  MITCHELL G. ETESS
Mitchell G. Etess
Its CEO

MOHEGAN TRIBE OF INDIANS OF CONNECTICUT

By: /S/    KEVIN P. BROWN
Kevin P. Brown
Its Chairman, Tribal Council